SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant  ☒
Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Pursuant to Rule 14a-12

SLM Corporation

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

Consolidated Employee FAQ
April 25, 2007

GENERAL

Q. Does the transaction require both shareholder and regulatory approval? When can we expect those approvals to happen?

A. Yes, this agreement is subject to both shareholder and regulatory approvals. Once those approvals occur, the transaction can close. We expect this to occur in the second half of 2007.

Q. Are we in any kind of situation now (or will we be in the future) where our jobs could be lost?

A. We are running the company on a “business as usual” basis. The investors are making this commitment to buy Sallie Mae because they anticipate we will continue to grow our business, and we need our talented workforce to do that. Our practice has always been - and will continue to be - to base staffing on business needs. The best course of action for any employee is to continue performing your job to the best of your ability.

Q. If the company chooses not to keep us on after the transaction closes, will there be a severance package?

A. Sallie Mae’s policy is to provide severance pay when positions are eliminated. We expect no change in this long-standing policy.

Q. Have the new investors announced any specific changes in the way things are going to be run?

A. No, we are continuing to operate Sallie Mae in a “business as usual” manner.

Q. Are there any specific products where redundancies exist between us and the new owners (e.g. online products like OpenNet)? Is there any plan to retire these redundant Sallie Mae services?

A. No, there are no current plans to retire Sallie Mae products as a result of the purchase agreement. The student loan businesses of Bank of America and JPMorgan Chase will continue to operate independently of Sallie Mae’s student loan business.

Consolidated Employee FAQ	Page 1

Q. What is the benefit of being a privately owned company over a publicly owned company? Where are benefits going to be most visible?

A. One of the benefits cited of private companies is the ability to focus on longer-term strategic goals and investments in the company and not having to make quarterly earnings releases to Wall Street. Sallie Mae’s Board of Directors determined that taking the company private was in the best interest of shareholders as this transaction enhances shareholder value and lessens the effect of market volatility on the company’s earnings potential.

EMPLOYEE STOCK OPTION PLAN

Q. How can I find out how many options I have?

A. To access information on your stock options, employees should contact Merrill Lynch in one of the following ways:
Internet
Participants can access account information and submit certain exercise requests at Merrill Lynch's website. The address is www.benefits.ml.com. You may complete a cash-less exercise of your stock options on the web. However, you will not be able to enter a Cash Purchase or Stock Swap Exercise on the Web. Cash Purchase Exercises must be entered through the service center. For Stock Swap Exercises, you must fax your Attestation Form to one of the fax numbers provided.

Telephone
Call 877-SLM-ESOP (877-756-3767) toll-free. Participant Service Representatives (PSRs) speaking English or Spanish will be available to take your call 24 hours a day 7 days a week. The toll-free Telecommunications Device for the Deaf (TDD) number is (800) 637-1215. Please note that all conversations with Merrill Lynch PSRs are recorded for your protection.

Personal Identification Number
You will need a personal identification number (PIN) to access your account using the Voice Response System (VRS) or the Internet. Merrill Lynch will send your PIN to your home.

Q. When will stock options be cashed out on account of the transaction? Is there a set date or time frame?

A. Stock options will be cashed out after the transaction closes, which is anticipated to occur in the second half of 2007. The agreement is subject to shareholder and regulatory approvals. The actual closing date will be determined after these approvals have been obtained.

Consolidated Employee FAQ	Page 2

Q. How will employees get the money from the liquidation of their options?

A. The mechanics of this are still being determined, but most likely payment of the stock option gains, less taxes, will be through Payroll.

Q. Will the final option payment include a commission to Merrill Lynch?

A. No commissions will be charged to employees for the final option payments. Only taxes will be deducted from the payment.

Q. What type of incentives will we receive in place of the stock options?

A. This is not yet determined. We will continue to ensure that our incentive programs recognize and reward top performance.

Q. Will we have stock options or a stock purchase plan under the new ownership?

A. Stock and stock options will not be granted. Between now and the close of the transaction, we will be designing the new performance incentive plans.

RETIREMENT PROGRAMS

Q. Will our 401(k) match change, and will we have to transfer it to another plan?

A. Employees will continue to work for Sallie Mae and participate in the Sallie Mae 401(k) Savings Plan. The transaction does not affect the status of the 401(k) Plan. There are no plans to change the matching contributions that current employees are receiving.

Q. Will we need to roll-over our 401(k) or pension into a different qualified fund?

A. The transaction does not affect the status of the 401(k) Plans or Cash Account Retirement Plan. No roll-over is necessary. Employees’ funds will remain in each Plan.

Q. Is there any action that employees need to take now in their 401(k) to allocate funds from Sallie Mae stock, or will this process be automated since all SLM stock will be sold?

A. At closing, employees’ 401(k) investments in the stock fund will be liquidated based on the transaction closing price ($60). The proceeds will be deposited in the 401(k) money market fund for you to re-designate at that time.

Consolidated Employee FAQ	Page 3

Q. Should I reallocate the percentage I have allocated in Sallie Mae Stock in the 401(k)?

A. At this time, employees are not required to make any changes to a 401(k) savings account, as we continue to be a publicly traded company until the transaction closes. The Sallie Mae Stock Fund continues to be an investment option in the 401(k) plan. Provided that you are not subject to the trading window or are not in possession of material non-public information, you may reallocate your fund selections if you choose to do so.

(Please note that Sallie Mae is not responsible for the investment performance of your account and will not be liable for any losses that result from your exercise of control over the investment of your account.)

COMPENSATION

Q. How will the transaction affect our salary?

Sallie Mae’s approach to rewarding employees focuses on total compensation - including pay, benefits (such as health care and vacation), saving for the future (e.g., the 401(k) retirement plan), and incentive plans. We regularly review our compensation practices and benchmark them against the marketplace and what our employees value. There are no changes in pay or benefits to announce at this time.

ALL OTHER BENEFITS

NOTE: We have received a number of questions regarding changes to Sallie Mae benefits, such as vacation, holidays, tuition reimbursement, adoption assistance, healthcare, etc. The transaction does not affect the status of these benefits.

Consolidated Employee FAQ	Page 4

IMPORTANT ADDITIONAL INFORMATION REGARDING THE MERGER WILL BE FILED WITH THE SEC:

In connection with the proposed merger, the Company will file a proxy statement with the Securities and Exchange Commission (the “SEC”). INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER AND THE PARTIES TO THE MERGER. Investors and security holders may obtain a free copy of the proxy statement (when available) and other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov. The Company's security holders and other interested parties will also be able to obtain, without charge, a copy of the proxy statement and other relevant documents (when available) by directing a request by mail or telephone to Investor Relations, SLM Corporation, 12061 Bluemont Way, Reston, Va. 20190, telephone (703) 984-6746, or from the Company’s Web site, http://www.salliemae.com.

The Company and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from the Company’s shareholders with respect to the Merger. Information about the Company’s directors and executive officers and their ownership of the Company’s common stock is set forth in the proxy statement for the Company’s 2007 Annual Meeting of Shareholders, which was filed with the SEC on April 9, 2007. Shareholders and investors may obtain additional information regarding the interests of the Company and its directors and executive officers in the Merger, which may be different than those of the Company’s shareholders generally, by reading the proxy statement and other relevant documents regarding the Merger, which will be filed with the SEC.

Consolidated Employee FAQ	Page 5